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EXHIBIT 23.1: CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-92551, 333-94579, 333-94581 and 333-32164), Form S-4 (No. 333-92857) and Form S-8 (Nos. 333-30767, 333-79713, 333-95203, 333-32996, and 333-40890) of Great Plains Software, Inc. of our report dated June 22, 2000 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Minneapolis, Minnesota
August 7, 2000

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EXHIBIT 23.1: CONSENT OF INDEPENDENT ACCOUNTANTS